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                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT


Genesis Merchant Group Securities LLC
909 Montgomery, Suite 600
San Francisco, CA  94133

Gentlemen:

  In connection with the proposed combination (the "Combination") between JW Charles Financial Services, Inc. ("JWCFS") and Genesis Merchant Group Securities LLC ("Genesis"), pursuant to an Agreement and Plan of Combination of even date herewith among JWCFS, JW Genesis Financial Corp., Genesis, and the Genesis Members named therein (the "Agreement"), the undersigned agree to vote any and all shares of JWCFS capital stock owned or controlled by them in favor of the Combination.

                                        Sincerely,


                                        /s/ Marshall T. Leeds
                                        ---------------------
                                        Marshall T. Leeds


                                        /s/ Joel E. Marks
                                        -----------------
                                        Joel E. Marks